EXHIBIT 10

SUBLEASE

     THIS SUBLEASE (“Sublease” or “Agreement”), dated as of the 16th day of February, 2005, between FANO SECURITIES LLC, a Connecticut corporation, having an address at 287 Bowman Avenue, Purchase, New York 10577 (herein called “Sublessor”), and MVC CAPITAL, INC., a Delaware corporation, having an address at 287 Bowman Avenue, Purchase, New York 10577 (herein called “Subtenant”).

W I T N E S S E T H :

     WHEREAS, Sublessor is the tenant under an Agreement of Lease, dated as of April 12, 2001, as amended by a First Amendment to Lease Agreement, dated as of May 11, 2000 (as so amended, herein called the “Main Lease”) between Phoenix Capital Partners, LLC, as “Lessor” or “Landlord”, and Sublessor, as “Tenant” or “Lessee”, of certain leased premises (the “Demised Premises”) described in the Main Lease and located on the second floor of the building commonly known as River View at Purchase, located at 287 Bowman Avenue, Purchase, New York 10577;

     WHEREAS, Sublessor and Subtenant desire to enter into a sublease of a portion of the ground floor of the Demised Premises as described hereinbelow for a specified term and on certain terms and conditions;

     NOW, THEREFORE, the parties hereto, for good and valuable consideration and upon the mutual covenants and conditions hereinafter contained and set forth, agree as follows:

     1. All recitals and “Whereas” clauses described hereinabove are herein incorporated into the body of this Agreement as if fully set forth herein.

     2. DEMISE AND TERM. Sublessor hereby leases to Subtenant, and Subtenant hereby hires from Sublessor, that certain portion of the second floor of the Demised Premises (herein called the “Subleased Premises”) as more particularly identified on Exhibit A annexed hereto and forming a part hereof) in the building located at 287 Bowman Avenue, Purchase, New York (“Building”). The term of this Sublease shall be for a period of two (2) Lease Years (as such term is hereinafter defined), such term commencing on the date that the Sublessor (or its counsel) advises Subtenant (or its counsel) in writing that the Landlord under the Main Lease has consented to this Sublease (herein called the “Commencement Date”), and ending and expiring (the “Expiration Date”) at 11:59 P.M. on the last day of the second Lease Year, unless sooner terminated as herein provided. Subtenant unconditionally acknowledges and agrees that it shall have no option or right to extend or renew the term of the Sublease beyond the Expiration Date of the Sublease, and on such date, or such sooner date if the Sublease shall be sooner terminated in accordance with its terms or at law, Subtenant shall at its sole cost and expense vacate the Subleased Premises and deliver unencumbered, vacant and broom-clean possession of the Subleased Premises to Sublessor, ordinary wear and tear excepted, and shall at its sole cost and expense on or prior to such date remove therefrom any and all of its personal property, trade fixtures and furnishings (other than the Furniture (as defined in Article 35 hereof)) located therein. Possession of the Subleased Premises shall be delivered in broom clean condition by Sublessor to Subtenant on the Commencement Date.

     The first “Lease Year” of this Sublease shall commence on the Commencement Date of this Sublease and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and the second “Lease Year” shall run concurrently with the next succeeding period of twelve (12) calendar months.

     Subtenant shall, at Sublessor’s option, within fifteen (15) days of written request made by Sublessor to Subtenant, execute the certificate (the “Commencement Date Certificate”) annexed hereto as Exhibit B certifying the Commencement Date and Expiration Date of this Sublease, and such dates shall be deemed conclusive for purposes of this Article and this Sublease. The failure by Subtenant to so execute the Commencement Date Certificate in good faith by the date so specified above shall constitute a default by Subtenant under this Sublease.

     3. SUBORDINATE TO MAIN LEASE. This Sublease is and shall be subject and subordinate to (i) the Main Lease and all provisions, terms and provisions therein contained and to the matters to which the Main Lease is or shall be subject and subordinate, (ii) all mortgages, ground leases, leasehold mortgages, easements, covenants, restrictions and other rights, if any, to which the Main Lease and Landlord’s and Sublessor’s respective interests therein are subject and subordinate and (iii) any and all amendments to the Main Lease and supplemental agreements relating thereto hereafter made between Landlord and Sublessor, provided that same do not materially increase Subtenant’s obligations or liabilities hereunder or materially decrease Subtenant’s rights hereunder. A copy of the Main Lease (with certain provisions redacted therefrom) has been delivered to and examined by Subtenant and is annexed hereto as Exhibit C and made a part hereof, and Sublessor represents that it is true, correct and complete, except as redacted and as set forth in Section 4 hereof. Subtenant acknowledges and agrees that it has read and examined a copy of the Main Lease and is fully familiar with all of the terms, covenants and conditions thereof.

     4. INCORPORATION BY REFERENCE. (A) The terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sublease, for the purpose of incorporation by reference, each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and each and every term, covenant and condition of the Main Lease binding or inuring to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, with the exception of the Excluded Articles (as defined in Section 4 (B) hereof) (such incorporated terms, covenants and conditions hereinafter collectively referred to as the “Incorporated Articles”). Except as otherwise provided in this Article 4, any reference to the words “Landlord” or “Lessor” and “Tenant” or “Lessee”, or words of similar import, wherever the same appear in the Incorporated Articles of the Main Lease, shall be construed to mean, respectively, “Sublessor” and “Subtenant” in this Sublease, as the case may be, and the words “Demised Premises”, “leased premises”, “Premises”, “premises” or words of similar import, wherever the same appear in the Incorporated Articles of the Main Lease, shall be construed to mean “Subleased Premises” in this Sublease, and the words “Lease”, “Overlease” or words of similar import, wherever the same appear in the Incorporated Articles of the Main Lease, shall be construed to mean this “Sublease” and the words “Fixed Rent” or words of similar import, wherever the same appear in the Incorporated Articles of the Main Lease, shall be construed to mean “Minimum Rent” and the word “Rent” or words of similar import, wherever the same appear in the Incorporated Articles of the Main Lease, shall be construed to mean “Minimum Rent and Additional Rent”.

     (B) “Excluded Articles” shall be deemed to mean the following articles and sections of the Main Lease: references to the Term, Commencement Date, Rent Commencement Date, Expiration Date, Lessor’s Work, Lessor’s Work Allowance, Renewal Term and Flex Space from Article 1, Articles 2 (excepting Sections 2.03, 2.04 and 2.05, which shall be deemed to be Incorporated Articles), 3, 8, 24.02 (and the reference to Section 24.02 contained in Section 19.01), 30, 31, 32, 33, Sections 4.01.B. and 4.04, Section 6.01A.(viii), Sections 34.01(k) and (p), Sections 35.11 and 35.12 and Exhibits B, E and F. Notwithstanding the foregoing, however, Subtenant shall be entitled to its proportionate share of (i) the parking spaces which may be provided to Sublessor pursuant to Section 4.01B of the Main Lease, to the extent actually furnished to Sublessor and (ii) access cards to lower level parking and to Building entrances which may be provided to Sublessor pursuant to Section 6.01A(viii) of the Main Lease, to the extent actually furnished to Sublessor.

     (C) The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublessor has as the Tenant under the Main Lease. If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If Sublessor receives any notice or demand from the Landlord under the Main Lease, Sublessor shall use reasonable efforts to promptly give a copy thereof to Subtenant.

     5. PERFORMANCE BY SUBLESSOR. It is expressly agreed by and between the parties hereto that Sublessor shall pay the rental and additional charges required to be paid under the Main Lease provided, however, that Sublessor shall have no obligation to Subtenant to make such payments in the event Subtenant is in default hereunder. Subtenant acknowledges that Sublessor shall not be required to furnish, supply or install any services or utilities of any kind whatsoever under any provisions of the Main Lease, including, without limitation, Article 6 therein contained, and Sublessor shall not be obligated to make any repairs or restorations of any kind whatsoever in the Subleased Premises. Subtenant shall not have any rights in respect of the Subleased Premises greater than Sublessor’s rights under the Main Lease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Main Lease, Sublessor shall not be required to make any payment or to perform any obligation of Landlord under the Main Lease. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities (if any) that may be appurtenant to or supplied at the Building of which the Subleased Premises are a part by the Landlord under the Main Lease or otherwise, including, without limitation, heat, ventilation, air-conditioning, electricity, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, except as may be otherwise expressly set forth in this Agreement, (b) constructive eviction, whether in whole or in part, except to the extent Sublessor is entitled to any such remedy under express terms contained in the Main Lease or, (c) liability on the part of Sublessor. Nothing herein or in the Main Lease shall be construed to require Sublessor to cure any default of Landlord under the Main Lease or to bring any action or proceeding or to take any steps to enforce Sublessor’s rights against Landlord in respect thereof. If Subtenant shall, however, make a written demand upon Sublessor to proceed against Landlord, and if Sublessor shall fail or refuse to take appropriate action pursuant thereto to enforce the rights of Sublessor against Landlord under the Main Lease, then Subtenant shall have the right, subject to the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, to maintain, in the name of Sublessor, but at Subtenant’s sole cost and expense, any action or actions to compel Landlord to discharge the responsibilities of Landlord under the Main Lease; provided that Subtenant shall indemnify and hold harmless Sublessor from and against any and all costs, claims liabilities, damages or other expense whatsoeover to which Sublessor may be exposed and which Sublessor may incur (including, without limitation, any legal fees and expenses incurred by Sublessor) in connection with any such action by Subtenant.

     6. NO BREACH OF MAIN LEASE. Subtenant shall not do or permit to be done any act or thing which may constitute a breach, default or violation of any term, covenant or condition of the Main Lease by the Tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease. Subtenant shall have no obligation or liability to perform any of the obligations of Sublessor under any of the Excluded Articles of the Main Lease or other obligations of Sublessor arising under the Main Lease prior to the Commencement Date of this Sublease.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Sublessor represents and warrants to Subtenant as follows as of the date of execution and delivery of this Sublease: (a) the Main Lease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein; (b) the Main Lease has not been modified, amended or supplemented, except as set forth in this Agreement; (c) Sublessor has not received any notice of any default by Landlord or given any notice of default to Landlord under the Main Lease, which default remains uncured; (d) Sublessor holds the tenant’s interest in the Demised Premises under the Main Lease free and clear of any liens, claims, mortgages, charges or encumbrances (other than this Sublease, any sublease or occupancies of the remaining space demised by Sublessor under the Main Lease, and the Main Lease), other than matters to which the tenancy of Sublessor, as tenant under the Main Lease, is or may be subordinate; and (e) Sublessor has full right, power and authority to enter into this Sublease. Subtenant hereby represents and warrants to Sublessor that Subtenant has full right, power and authority to enter into this Sublease.

     8. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Landlord under the Main Lease.

     9. INDEMNITY. Subtenant shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees, which Sublessor may incur or pay out by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublessor’s gross negligence or willful acts or omissions), (b) any breach or default hereunder on Subtenant’s part, (c) any work done in or to the Subleased Premises, (d) any act, omission or negligence on the part of Subtenant and/or its officers, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant, or (e) any claims made by Lessor against Sublessor arising out of Subtenant’s occupancy of the Subleased Premises.

     10. RELEASES/INSURANCE. (A) Subtenant hereby releases the Landlord under the Main Lease or anyone claiming through or under the Landlord under the Main Lease by way of subrogation or otherwise to the extent that Sublessor released the Landlord under the Main Lease and/or the Landlord under the Main Lease was relieved of liability or responsibility pursuant to the provisions of the Main Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Landlord under the Main Lease which Sublessor is required to provide pursuant to the provisions of the Main Lease.

          (B) Subtenant shall deliver to Sublessor on or about the Commencement Date of this Sublease a binding certificate of insurance (i.e., an “ACORD” FORM 28) evidencing binding insurance obtained in the limits described in Article 11 of the Main Lease and Section 9 (C) below of this Sublease, naming Sublessor and Landlord as “additional insureds” and “loss payees” under such policy. The insurance obtained by Subtenant must in all respects comply with the provisions of Article 11 of the Main Lease and Section 9 (C) of this Sublease. The insurance policy to be obtained by Subtenant must provide that at least thirty (30) days prior written notice of cancellation shall be delivered to Subtenant.

          (C) Subtenant shall maintain throughout the term of this Sublease commercial general liability insurance in respect of the Subleased Premises and the conduct and operation of business therein (with a contractual liability endorsement covering the matters set forth in Article 16 of the Main Lease) and fire and casualty insurance for personal property and contents located therein of not less than full replacement cost, with a combined single limit of not less than Three Million ($3,000,000.00) Dollars, protecting the Landlord, any Landlord’s agent which is acting as a property manager for the Building, the holder of any Mortgage, or lessor under any Superior Lease, Sublessor and Subtenant as insureds (naming each such person as an insured party or as an additional insured), against any and all claims for bodily injury, death or property damage, including water damage and sprinkler leakage legal liability; and (ii) such amounts as may be required by the Landlord under the Main Lease. Subtenant shall deliver to Sublessor and the Landlord under the Main Lease a fully paid-for policy or certificate reasonably acceptable to Sublessor prior to the Commencement Date which shall indicate on its face that it has been fully paid for a period of no less than one full year dating from the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor and the Landlord under the Main Lease such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York, and shall comply with the requirements of the Main Lease, and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Sublessor and the Landlord under the Main Lease are given at least fifteen (15) days’ prior written notice of such cancellation or modification, provided, however, that in no event shall Subtenant decrease either the amounts or types of insurance required to be carried hereunder or under the terms of the Main Lease. The provisions of this Article are a material covenant on the part of Subtenant to perform and any violation by Subtenant of any provisions of this Article shall constitute a material default by Subtenant under this Sublease thereby entitling Sublessor to all of its remedies herein provided under the Sublease, at law or equity by reason of Subtenant’s default hereunder.

     11. RENT. (A) Subtenant shall pay to Sublessor base rent (herein called the “Minimum Rent”) during the term of this Sublease in the amounts described hereinbelow:

Lease Year	Monthly Minimum Rental	Annual Minimum Rental
1	$18,333.33	$220,000.00
2	$18,750.00	$225,000.00

     (B) Minimum Rent shall be payable in equal monthly installments in advance, on the first (1st) day of each calendar month and shall be paid promptly when due, without notice or demand therefore, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. In the event that this Sublease shall commence on other than the first day of the month, Minimum Rent shall be prorated from the Commencement Date until the end of that month, using the actual number of days in that month and Minimum Rent for said fractional period shall be payable upon the first day of the first full calendar month of this Sublease.

     The first full monthly installment of Minimum Rent shall be paid by Subtenant to Sublessor upon Subtenant’s execution of this Sublease.

     (C) “Additional Rent”, consisting of all such other sums of money as shall become due from and payable by Subtenant to Sublessor hereunder (for default in payment of which Sublessor shall have the same remedies as a default in payment of Minimum Rent), shall be and be deemed to be all additional rental and charges (other than the Fixed Rent under the Main Lease) due to be paid to Landlord by Sublessor under the Main Lease.

     (D) Minimum Rent and Additional Rent shall be paid to Sublessor in lawful money of the United States, at Sublessor’s option, (i) by check drawn on a bank which is a member of the New York Clearing House Association or such other banking institution approved by Sublessor and sent to Fano Securities LLC, 287 Bowman Avenue, Purchase, New York 10577, Attention: Mr. Stephen Garrow or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant or (ii) by wire transfer in accordance with instructions to be given by Sublessor to Subtenant. For purposes of the above provision, US Bank, 425 Walnut Street, Cincinnati, Ohio 45202, shall be deemed an approved banking institution. No payment by Subtenant or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Minimum Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor’s right to recover the balance due or to pursue any other remedy available to Sublessor. Any provision in the Main Lease referring to rent, fixed rent, Fixed Rent or Additional Rent incorporated herein by reference shall be deemed to refer to the Minimum Rent and Additional Rent, as the case may be, due under this Sublease.

     From and after the Commencement Date, Subtenant shall be responsible for the payment of all Minimum Rent and Additional Rent payable under the Sublease, including, without limitation, any other sums due hereunder, including any amount due for electricity or other utilities attributable to the Subleased Premises. There shall be no free or abated rent under this Sublease.

     (E) If any sums of money or charges required to be paid by Subtenant under this Sublease are not paid at the time provided in the Sublease, they shall nevertheless, if not paid when due, bear interest from the due date thereof to the date of payment at the highest rate allowed by law.

     12. [INTENTIONALLY OMITTED.]

     13. ADDITIONAL RENT.

          (A) If, under the provisions of the Main Lease, any charges or payments are to be paid by Sublessor to Landlord or any other party thereunder, then, except as otherwise expressly set forth in this Sublease, said charges shall be paid by Subtenant to Sublessor as Additional Rent under this Sublease.

          (B) Sublessor shall provide Subtenant with copies of all relevant statements and bills (including back-up material received by Sublessor from Landlord) relating to any item of Additional Rent payable by Sublessor pursuant to the provision of the Main Lease, together with a statement or statements, with appropriate computations, of such amounts, if any, which Subtenant is thereafter required to pay hereunder. If any Additional Rent is payable hereunder, Subtenant shall pay to Sublessor such Additional Rent within fifteen (15) days after receipt of the aforesaid statement from Sublessor related thereto.

          (C) Subtenant’s obligations to pay any Additional Rent, if any, hereunder shall survive the expiration or sooner termination of this Sublease and, except as may be herein provided, all sums payable by Subtenant to Sublessor pursuant to this Sublease as Additional Rent shall be collectible by Sublessor in the same manner as Minimum Rent.

     14. UTILITIES.

          (A) Electricity shall be furnished to the Subleased Premises by Landlord, subject to and in accordance with the provisions of the Main Lease. Subtenant shall pay seventy-seven (77%) percent of any and all electric charges billed to Sublessor pursuant to the Main Lease and relating to the Demised Premises, including, without limitation, all amounts set forth in Section 6.04 C and D of the Main Lease.

          (B) If Subtenant uses the Subleased Premises outside Normal Working Hours (as defined in the Main Lease), Subtenant shall pay to Sublessor any and all overtime charges payable by Sublessor pursuant to Section 6.03 of the Main Lease in respect of such use, for electricity for lighting and normal Building Equipment (as defined in the Main Lease) and other incidental equipment, extra building maintenance, building employee overtime, furnishing water for lavatories, air cooling, heat, ventilation, wear and tear, etc.

     15. USE. Subtenant shall use and occupy the Subleased Premises solely for general, executive and administrative offices and for no other purpose whatsoever. Subtenant’s use of the Subleased Premises shall not violate the certificate of occupancy of the Building relating to the Subleased Premises and Subtenant agrees that it shall at all times during the term of this Sublease comply with any and all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises.

     16. CONDITION OF SUBLEASED PREMISES; AS IS.

     Subtenant is leasing the Subleased Premises “as is” and Sublessor is not required to perform any work or expend any monies in connection with this Sublease or preparing the Subleased Premises for Subtenant’s occupancy, except with respect to the removal of certain items of furniture as may be expressly provided in Article 36 and Exhibit D-1 hereof. In executing and delivering this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections and the Subleased Premises are accepted by Subtenant in its current “as is” condition. Subtenant shall perform no work in nor make any installations or modifications to the Subleased Premises unless Subtenant shall first obtain the prior written consent of Sublessor and the Landlord under the Main Lease and unless Subtenant shall first comply with the provisions of the Main Lease and this Sublease applicable thereto.

     17. CONSENTS AND APPROVALS. In any instance when Sublessor’s consent or approval is required under this Sublease and the applicable Sublease provision expressly states that Sublessor’s consent or approval as to such matter shall not be unreasonably withheld or delayed, Sublessor’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained in writing from the Landlord under the Main Lease. Sublessor shall have no obligation to take any action to compel Landlord’s consent to any matter or thing under the Main Lease or as to this Sublease. In the event that Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

     18. NOTICES. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublessor or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the business day next following the date on which such notice, consent, approval, demand or request shall have been mailed as aforesaid. All notices, consents, approvals, demands and requests given to Subtenant shall be addressed to Subtenant at its address set forth at the head of this Sublease or at such other place as Subtenant may, from time to time, designate in a notice given in accordance with the provision of this Section, with a duplicate copy of any predicate notice of default to be sent to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attn: Robert Nash, Esq. All notices, consents, approvals, demands and requests given to Sublessor shall be in duplicate, and until such time as Sublessor shall designate otherwise, one such duplicate shall be addressed to Sublessor at its address set forth at the head of this Sublease to the attention of Mr. Stephen Garrow and the other duplicate shall be addressed to David J. Feit, Esq., Sills Cummis Epstein & Gross, P.C., 30 Rockefeller Plaza, 27th Floor, New York, New York 10112. Sublessor may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests given to Sublessor shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Article.

     19. TERMINATION OF MAIN LEASE. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date of this Sublease, this Sublease shall thereupon be terminated and

Sublessor shall not be liable to Subtenant by reason thereof, unless such termination was due solely to Sublessor’s failure to pay the Fixed Rent due under the Main Lease.

     20. ASSIGNMENT AND SUBLETTING. (A) Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of both Sublessor and Landlord, which consent may be withheld for any or no reason. The consent of Sublessor is expressly subject to (i) the terms and conditions of Article 27 of the Main Lease, and compliance by Subtenant with the same and (ii) the giving by Landlord and Sublessor of their consent, which consent may be withheld for any or no reason. Subtenant acknowledges that any request by Subtenant to assign or sublet shall, pursuant to the Main Lease, give Landlord the option to cancel and terminate the Main Lease pursuant to Section 27.03 B, and shall hereby give Sublessor the option to terminate this Sublease. In addition, in connection with any assignment or subletting consented to by Sublessor, Subtenant shall pay to Sublessor an amount equal to fifty (50%) percent of any profit or payment derived therefrom, as Additional Rent, within ten (10) days after receiving the same.

          (B) For purposes of this provision, if Subtenant is other than a public company, the sale or transfer (including any issuance of stock) of 50% or more of the stock of Subtenant, whether in a single transfer or in transfers of lesser amounts which, when aggregated together, equal 50% or more, shall be deemed an assignment of Subtenant’s interest under this Sublease. Notwithstanding the foregoing, Subtenant may, subject to obtaining the separate prior written consent of Landlord, assign this Sublease or sublet any part(s) of the Subleased Premises to a corporation or other business entity (herein called a “related corporation”) which shall control, be controlled by, or be under common control with, Subtenant. Subtenant hereby covenants that such assignee or sublessee, as the case may be, shall at all times be and remain a corporation or entity which shall control, be controlled by, or be under common control, with Subtenant, and a breach of such covenant shall constitute a material default under this Sublease for which Subtenant shall not be given any opportunity to cure. Concurrently with assigning this Sublease to a related corporation, or making a sublease to a related corporation, as the case may be, Subtenant shall be required to submit to Sublessor written proof that the assignee or sublessee is a related corporation, all in form and substance satisfactory to Sublessor in its sole discretion. As used herein in defining the term “related corporation”, the word “control”, “controlled” or “common control”, shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of more than fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of more than fifty percent (50%) of all the general or other partnership (or similar) interests therein. Similar proof that such assignee or sublessee continues to be a related corporation shall be furnished by Subtenant to Sublessor within fifteen (15) days after written request therefor. Notwithstanding any such permitted assignment or subletting, Subtenant shall and will remain fully liable for the payment of the Minimum Rent and Additional Rent due, and to become due, hereunder, and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Sublease on the part of Subtenant to be performed. It is expressly agreed, however, provided that Landlord consents and that same is permitted under the terms of the Main Lease, that any issuance of stock in connection with a public offering by Subtenant in the normal course of business shall not violate the foregoing provisions of this Article 20.

          (C) Neither the consent of Sublessor and/or Landlord to an assignment, subletting, concession or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Subtenant of the requirement of obtaining the consent of Sublessor and Landlord to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises. In the event Sublessor and

Landlord each consent to any assignment of this Sublease, and/or in the event of an assignment to a related corporation pursuant to clause (B) above, the assignee shall execute and deliver to Sublessor and Landlord an agreement in form and substance satisfactory to Sublessor and Landlord whereby the assignee shall assume all of Subtenant’s obligations under this Sublease. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Subtenant named herein and any other person(s) who at any time was or were a Subtenant shall remain fully liable on this Sublease, and if this Sublease shall be amended, modified, extended or renewed, the original Subtenant named herein and any other person(s) who at any time was or were a Subtenant shall remain fully liable on this Sublease as so amended, modified, extended or renewed. Any violation of any provision of this Sublease by any assignee, subtenant or other occupant shall be deemed a violation by the original Subtenant named herein, and the then Subtenant and any other person(s) who at any time was or were a Subtenant, it being the intention and meaning that the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were a Subtenant shall all be liable to Sublessor for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Subleased Premises. If this Sublease shall be assigned or if the Subleased Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Subtenant named herein (which may only be done in accordance with the express provisions of this Article), Sublessor may collect rent from any such assignee and/or any subtenants or occupants, and apply the net amounts collected to the Minimum Rent and Additional Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupancy as Subtenant, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease.

     21. ESTOPPEL CERTIFICATES. Subtenant shall, within fifteen (15) days after each and every request by Sublessor, execute, acknowledge and deliver to Sublessor a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (b) specifying the dates to which the Minimum Rent and Additional Rent have been paid and the amounts of Minimum Rent and Additional Rent payable under the Sublease, (c) stating whether or not, to the best knowledge of Subtenant, Sublessor is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default and (d) stating whether or not, to the best knowledge of Subtenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Sublessor under this Sublease, and, if so, specifying each such event. Any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Main Lease.

     22. ALTERATIONS. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior written consent of Sublessor and Landlord in each instance, which consent may be withheld in Sublessor’s or Landlord’s sole and absolute discretion. Notwithstanding the foregoing, however, with respect to non-structural alterations for which Landlord’s consent has either been given in writing or is not required pursuant to express provisions of the Main Lease, Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed.

     23. RIGHT TO CURE SUBTENANT’S DEFAULTS. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublessor shall have the right, but not the obligation, after giving Subtenant the lesser of ten (10) days’ notice to Subtenant or the time within which Landlord may act on Sublessor’s behalf under the Main Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the rate of one and one-half (1 1/2%) percent per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

     24. [INTENTIONALLY OMITTED.]

     25. BROKERAGE. Subtenant represents to Sublessor that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease other than Newmark & Company Real Estate, Inc. (the “Broker”). Subtenant agrees to indemnify, defend and hold harmless, Sublessor from and against any claims made by any other broker or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) in connection with such claims if such other broker or other person claims to have had dealings with Subtenant. Sublessor shall pay a commission to Broker pursuant to a separate written agreement.

     26. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Sublessor and Subtenant hereby waive all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose any nonmandatory counterclaim(s) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

     27. NO WAIVER. The failure of Sublessor to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublessor. Sublessor’s receipt and acceptance of Minimum Rent or Additional Rent, or Sublessor’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

     28. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

     29. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the Sublessor’s leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

     30. INTERPRETATION Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     31. CONSENT OF LANDLORD UNDER MAIN LEASE. This Sublease shall have no effect and shall not be binding on the Sublessor unless and until the Landlord under the Main Lease shall have given its written consent hereto in accordance with the terms of the Main Lease. If the Landlord under the Main Lease does not give its consent to this Sublease for any reason whatsoever, (a) Sublessor shall not be obligated to take any action or expend any monies to obtain such consent and (b) if such consent of Landlord shall not have been issued within forty-five (45) days after the date of this Sublease, then this Sublease shall, at the written option of Sublessor or Subtenant, as the case may be, sent to the other party, be deemed null and void and of no force or effect.

     32. SECURITY. Subtenant shall deposit with Sublessor the sum of $18,333.33 upon its execution of this Sublease, as security for the performance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant’s part to be performed. Sublessor shall have the right, upon notice to Subtenant and the expiration of any applicable notice and/or grace period hereunder or under the terms of the Main Lease, without further notice to Subtenant, and regardless of the exercise of any other remedy Sublessor may have by reason of a default, to apply any part of said deposit to cure any default of Subtenant, and, if Sublessor does so, Subtenant shall, upon five (5) days written notice, deposit with Sublessor the amount so applied so that Sublessor shall have the full amount of the security at all times during the term of this Sublease. If Subtenant shall fail to make such deposit, Sublessor shall have the same remedies for such failure as Sublessor has for a default in the payment of Minimum Rent. In the event of an assignment or transfer of the leasehold estate under the Sublease or Main Lease, (a) Sublessor shall have the right to transfer the security to the assignee, (b) Sublessor shall thereupon be automatically released by Subtenant from all liability for the return of such security, provided that the assignee has assumed the obligations of Sublessor under the Sublease and/or Main Lease, as the case may be, and (c) Subtenant shall look solely to the assignee for the return of said security, and the foregoing provisions of this sentence shall apply to every transfer made of the security to a new assignee of Sublessor’s interest in the Sublease or Main Lease. The security deposited under this Sublease shall not be assigned or encumbered by Subtenant without the prior consent of Sublessor, and any such assignment or encumbrance shall be void. Sublessor and Subtenant acknowledge and agree that Subtenant hereby waives any right, whether statutory or otherwise, to any interest earned on any security deposited by Subtenant hereunder, and Subtenant shall in no event be entitled to interest on said security. Provided Subtenant has fully complied with all of the terms and conditions contained in this Sublease and is not in default thereof, then any unapplied security deposited hereunder shall be returned to Subtenant within thirty (30) days after the Expiration Date.

     33. DEFAULT. In the event Subtenant defaults under any of the terms, provisions, covenants, conditions or agreements herein set forth, Sublessor shall have the same rights and remedies as Landlord has under the Main Lease in the event of a default by Tenant under the Main Lease to the same extent as if same were specifically set forth herein at length with the following changes: The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three (3) days less time to observe or perform hereunder than Sublessor has as the Tenant under the Main Lease, but such period shall never be less than three (3) days to observe and perform.

     34. [INTENTIONALLY OMITTED.]

     35. HOLDING OVER. If Subtenant shall default in surrendering the Subleased Premises upon the expiration or termination of the term of this Sublease, Subtenant’s occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Sublessor, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Sublease applicable thereto, except the Minimum Rent and Additional Rent shall be 175% of the amount payable in the last year of the term of the Sublease, and no extension or renewal of this Sublease shall be deemed to have occurred by such holding over.

     36. FURNITURE. Effective from and after the Commencement Date and until the Expiration Date, Subtenant shall have the right to use the furniture, fixtures and equipment, if any, located in the Subleased Premises (collectively, the “Furniture”), as listed on Exhibit D attached hereto and made a part hereof, as of the Commencement Date. Sublessor makes no representations with respect to the Furniture or the condition thereof. Subtenant acknowledges and agrees that: (i) Sublessor has made no representations or warranties whatsoever as to the title or condition of the Furniture, except that Sublessor represents that Sublessor is the owner of, there are no encumbrances against, and Sublessor has the right to permit use of , the Furniture; (ii) Subtenant has examined the Furniture and accepts same in its “as-is” condition in all respects; (iii) Subtenant shall neither sell nor transfer all or any portion of the Furniture; (iv) the Minimum Rent and Additional Rent payable by Subtenant pursuant to this Sublease does not include any charge whatsoever for Subtenant’s use of the Furniture; (v) Subtenant shall repair and maintain the Furniture throughout the term of the Sublease, at its sole cost and expense; and (vi) the Furniture shall remain upon and be surrendered with the Subleased Premises at the expiration of the term of this Sublease, subject to ordinary wear and tear, and Subtenant shall not remove any of the Furniture from the Subleased Premises upon vacating and surrendering the Subleased Premises at the expiration or earlier termination of the term of this Sublease. Anything to the contrary hereinabove notwithstanding, Sublessor agrees that it shall remove certain items of furniture, fixtures and equipment, as set forth on Exhibit D-1, from the Subleased Premises prior to Subtenant’s occupancy thereof.

     37. RIGHT TO SHOW SUBLEASED PREMISES. Subtenant agrees that Sublessor shall have the right, at reasonable times and upon reasonable advance notice, to show the Subleased Premises to prospective subtenants, assignees or occupants during the last three (3) months of the term of this Sublease.

SIGNATURE PAGE FOLLOWS THIS PAGE

     IN WITNESS WHEREOF, Sublessor and Subtenant have hereunto executed this Sublease as of the day and year first above written.

Sublessor

FANO SECURITIES LLC

By:	/s/ Stephen Garrow

Name:	Stephen Garrow
Title:	CEO

Subtenant

MVC CAPITAL, INC.

By:	/s/ Frances Spark

Name: Frances Spark
Title: CFO
Federal Tax I.D. Number:

     THIS SUBLEASE is hereby consented to as of this 16th day of February, 2005, by the Landlord hereunder under the Main Lease described herein.

Phoenix Capital Partners LLC

By:	/s/ Frank M. Boccanfuso

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